Exhibit A-3

                            ARTICLES OF ORGANIZATION

                                       OF

                           COLORADO NATURAL FUELS, LLC

     I, the undersigned natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

     FIRST: The name of the limited liability company is Colorado Natural Fuels, LLC.

     SECOND: The principal place of business of the limited liability company is 1225 17th St., Denver, CO 80202.

     THIRD: The street address of the initial registered office of the limited liability company is 1560 Broadway, Suite 2090, Denver, CO 80202-5139 and the name of its initial registered agent at such address is Corporation Service Company.

     FOURTH: The names and business addresses of the initial managers are:

         Name                                        Address
         ----                                        -------

         Ross King                                   1225 17th St.
                                                     Denver, CO  80202

         Don Basler                                  1225 17th St.
                                                     Denver, CO  80202

     The number of managers shall be set forth from time to time in the Colorado Natural Fuels, LLC Operating Agreement.

     FIFTH: The management of the limited liability company is vested in managers rather than members.


                                                     /s/  Paul T. Ruttum
                                                    ----------------------
                                                     Paul T. Ruttum, Organizer

     Corporation Service Company hereby consents to its appointment as the initial registered agent of Colorado Natural Fuels, LLC.

                                                CORPORATION SERVICE COMPANY


                                                By: /s/ Kurt Plender
                                                   ------------------------